SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                FORM 8-K

                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
     The Securities Exchange Act of 1934
            Date of Report (Date of earliest event reported)
                              July 9, 1996

                   Clear Channel Communications, Inc.
         (Exact name of registrant as specified in its charter)

                                  Texas
                        (State of Incorporation)




                                 1-9645
                        (Commission File Number)
                               74-1787539
                  (I.R.S. Employer Identification No.)


                      200 Concord Plaza, Suite 600
                        San Antonio, Texas  78216
                             (210) 822-2828
      (Address and telephone number of principal executive offices)


Item 5.  Other Events.

     On July 9, 1996, Clear Channel Communications, Inc. ("Clear Channel"), and Tichenor Media System, Inc. ("TMS"), jointly announced that, subject to Clear Channel completing its previously announced tender offer to acquire Heftel Broadcasting Corporation ("Heftel"), Clear Channel will submit to the Board of Directors of Heftel an agreement to merge Heftel and TMS (the "Merger"). Under the terms of the proposed Merger, TMS stockholders will exchange the capital stock of TMS for approximately 5.68 million shares of Heftel Class A common stock and approximately $3.2 million in cash.

     The Merger is subject to certain conditions, including Clear Channel completing its previously announced tender offer for Heftel, approval of the Merger by the Board of Directors and stockholders of Heftel and the stockholders of TMS, and the approval of the Federal Communications Commission and the Federal Trade Commission. There can be no assurance that the conditions will be satisfied or that the merger will be consummated. In order to comply with the Federal Communication Commission's attribution rules and regulations, as part of the terms of the proposed merger, Clear Channel would convert its Class A common stock in Heftel into newly authorized non-voting Class B common stock. Additionally, it is anticipated that Clear Channel's ownership in Heftel in excess of 30% of the outstanding shares of common stock of Heftel would be transferred to Heftel. Clear Channel would receive an option to reacquire such shares from Heftel, subject to FCC approval.

 Clear Channel believes that the combined Heftel/TMS company ("New Heftel") would be the only Spanish-language radio company to own and operate Spanish-language radio stations in each of the top-ten Hispanic markets in the United
States.   McHenry Tichenor, Jr. would become the Chief Executive Officer of New
Heftel, which would be headquartered in Dallas, Texas.

     Heftel Broadcasting Corporation, headquartered in Las Vegas, Nevada, owns or operates 17 radio stations in six markets, including five of the top Hispanic markets in the United States.

     TMS is headquartered in Dallas, Texas. Including pending acquisitions, TMS owns or operates 20 radio stations in six of the top ten Hispanic markets in the United States. TMS, a private, family-owned Spanish-language broadcasting company, was founded in 1949, and has been a pioneer in Spanish-language radio.

     Clear Channel is a diversified broadcasting company which, including pending acquisitions, owns or operates 94 radio stations and 18 television stations in the United States. Clear Channel also has broadcasting operations in Australia and New Zealand. Its stock is traded on the New York Stock Exchange under the symbol CCU.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Clear Channel Communications, Inc.

Date July 9, 1996             By:      /s/ L. Lowry Mays
                                 L. Lowry Mays, President

Date July 9, 1996             By:      /s/ Herbert W. Hill, Jr.
                                 Herbert W. Hill, Jr.
                                 Vice President/Controller and
                                 Principal Financial Officer